EXHIBIT-99.10(B)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Condensed Financial Information” and “Experts” and to the use of our report dated April 27, 2004 for TIAA-CREF Life Separate Account VA-1 included in this Registration Statement on Form N-4 (No. 333-46414) of TIAA-CREF Life Separate Account VA-1.

We also consent to the use of our report on TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) dated April 12, 2004 included in this Registration Statement. Such report expresses our opinion that TIAA-CREF Life’s statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA-CREF Life at December 31, 2003 and December 31, 2002, respectively, and the results of its operations and cash flows for each of the three years ended December 31, 2003 in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department and not in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York
April 27, 2004